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                                                                    EXHIBIT 99.B


                           [CARL THOMPSON ASSOCIATES]


                                    * NEWS *

FOR IMMEDIATE RELEASE:     Thursday, December 10, 1998

CONTACT: Alvyn A. Schopp                    Michele Hartley, Account Executive
         CEO                                Wayne Brown, Sr. Vice President
         T-NETIX, Inc.                      Carl Thompson Associates
         (303) 790-9111                     (800) 959-9677


               T-NETIX REPORTS FISCAL FIRST QUARTER 1999 EARNINGS;
                   DISCUSSES STREAMLINING OF SPEAKEZ DIVISION
           COMPANY WILL SWITCH TO DECEMBER 31 CALENDAR YEAR ACCOUNTING


ENGLEWOOD, CO -- T-NETIX, Inc. (Nasdaq NMS:TNTX) today announced fiscal first quarter results, and a plan to streamline its SpeakEZ Division to bring operating expenses more in-line with revenue opportunities. Through its Inmate Calling Services (ICS) Division, T-NETIX provides telecommunications services such as specialized call processing to correctional facilities throughout the United States, and voice verification and fraud control software technologies through its SpeakEZ Division.

Newly appointed CEO Alvyn A. Schopp announced today that T-NETIX will streamline the operations of its SpeakEZ Division, including consolidating the division's Piscataway, New Jersey operations into its Englewood, Colo. headquarters location. The goal, said Schopp, is to allow the earnings from the ICS business to be more fully reflected in the company's combined net income.
                                     (more)

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For the fiscal 1999 first quarter ended October 31, 1998, T-NETIX reported total revenue of $9.2 million compared with $9.7 million a year ago. Revenue from telecommunication services (ICS) declined to $8.1 million from $8.8 million a year ago. The company processed 21.9 million calls during the quarter, a 6% decline compared with call volume a year ago, primarily the result of losing some business to competing service providers, and a switch by some correctional facilities to increase call control measures that tend to limit the number of calls that can be made by inmates.

The company reported a fiscal first quarter net loss of $(386,000) or $(0.05) per share (diluted) compared with net earnings of $295,000 or $0.03 per share (diluted) for the prior period. The first quarter 1999 loss included ICS Division earnings before income taxes of $637,000 offset by a loss before income taxes from the SpeakEZ Division of $(1,280,000).

"We had noted in earlier announcements that anticipated year-over-year revenue and net income from the ICS Division would be lower in the fiscal first few quarters as we bring on a number of new contracts with departments of correction and correctional facilities, and invest in the implementation of these new contracts," explained Schopp. "We made a significant investment in the new ICS calling platform technology, which has been very well received by current and potential customers. We believe the benefits of this investment will start to be reflected in more business and higher revenue in the coming months."

As previously announced, the company was recently awarded a major contract by SBC Communications, Inc. for Los Angeles County, and Schopp referred to several pending new ICS agreements and contract renewals that the company anticipates announcing within the next 60 days. Following record net income for the ICS Division in fiscal 1998, and based on existing contracts and potential new business and renewals, Schopp said management fully anticipates that calendar year ICS Division revenue and net income will exceed fiscal 1998 levels.
                                     (more)
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Schopp continued: "We believe that in past years, the level of investment in
SpeakEZ has not been rewarded with commensurate revenue growth, and the losses recorded by SpeakEZ have had a significant impact on corporate earnings. We are streamlining SpeakEZ operations to reduce operating costs, and are refining the sales and marketing strategy to reduce expenditures and increase sales opportunities by focusing on the most promising markets for voice verification and fraud detection software and technology."

SPEAKEZ STREAMLINING
As part of narrowing its target customer focus, the company expects to take a one-time non-cash charge in December 1998 that primarily includes writedowns of capitalized SpeakEZ Voice Printsm software costs and products. The company will also consider costs related to employee relocation or severance. The company anticipates that these future costs will total at least $0.08 per share. However, the evaluation of SpeakEZ's assets will continue as future plans develop.

"There is exciting technology and opportunity associated with SpeakEZ, and we continue to assess how best to capitalize on this technology and eventually achieve the revenue and profitability levels possible for this business," noted Schopp. He said that as part of the streamlining, SpeakEZ's sales and marketing emphasis will switch from direct sales to seeking licensing and sub-licensing agreements for the technology.

"We will continue to support SpeakEZ research and development using internal resources, however, we believe we can significantly reduce costs by licensing our technologies and sharing development costs with our business partners," explained Schopp. "By licensing our technology, we give licensees more freedom to develop solutions that are exactly right for their needs, and to do it faster and more cost-effectively than can T-NETIX alone. We anticipate that this change in our marketing strategy will result in more desirable products for our customers, and increased revenue from licensing for T-NETIX."

                                     (more)
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CONTINUED FOCUS ON CORE TELECOMMUNICATIONS BUSINESS
Schopp continued: "We will continue our strong emphasis on building sales in the ICS Division, which is volume-driven. Increasing call volume is critical, offering greater economies of scale that lead to improved gross margins and net income. We have already identified a number of new business opportunities that are leading to significant new contracts, and expanded existing relationships."

Schopp said that the company is well along in new contract negotiations with several correctional facilities and departments of corrections, and that these contracts, if finalized, would have significant long-term revenue growth implications for the company. "There is always uncertainty until contracts are finalized," said Schopp, "but we have proven services and technologies, which I believe our customers and potential customers fully understand and want."

Schopp noted that the company also has an opportunity to sell selected SpeakEZ services, such as its PIN-LOCKsm call control software, to correctional institutions that implement programs to limit inmate telephone calls using personal identification numbers, as well as the Containsm voice verification monitoring product for the parole and probation markets.

SETTING FINANCIAL BENCHMARKS
Schopp noted that it is too early to discuss specific near-term earnings and revenue targets, the company's 15-month goal is to improve consolidated earnings thus enhancing shareholder value. We believe that new contracts could help us achieve an 8% - 10% increase in annual call volume and ICS Division revenue growth in the next 12 to 15 months," said Schopp.

Finally, Schopp announced that as of January 1, 1999, the company will report on a December 31 calendar year. The company's fiscal 1999 first quarter ended October 31, 1998. In connection with the change in year end the company will report results for a five-month "stub" period ended December 31, 1998. Schopp said the change will bring the company more in line with the
                                     (more)
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reporting practices of its business partners and the financial community, making it easier for investors to measure the company's ongoing performance and anticipated improvements.

Based in Englewood, Colorado, T-NETIX provides specialized call processing services for correctional institutions to the telecommunications industry including AT&T, Bell Atlantic, US WEST, SBC Communications, Inc., and GTE, plus voice verification and fraud prevention services utilizing the SpeakEZ Voice Printsm technology. Contact the company on-line at www.T-NETIX.com.

This news release contains forward-looking statements, as provided for by the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties including, but not limited to: the demand for the company's ICS products and services; the renewal of existing site-specific ICS customer contracts and the company's ability to win new contracts; the ability to reduce expenditures in its SpeakEZ Division and to successfully license voice verification and fraud prevention technology; competitive pricing pressures, particularly in the company's ICS business; and, changes in regulations or regulatory practices in the telecommunications industry that would affect sales or pricing of the company's inmate calling services. For a full discussion of the company's historical performance, and detailed discussion of risks and uncertainties, please refer to the company's documents on file with the Securities and Exchange Commission.

   Note: News releases and other information on T-NETIX, Inc. can be accessed at no charge at www.ctaonline.com/ir/tnetix.htm
                       or www.T-NETIX.com on the Internet.





                            - FINANCIALS TO FOLLOW -

                         T-NETIX, INC. AND SUBSIDIARIES
                      Consolidated Statements of Operations
                                   (Unaudited)


                                                                            Three Months Ended
                                                                 -------------------------------------
                                                                    October 31,           October 31,
                                                                       1998                   1997
                                                                 ------------------  -----------------------
                                                                           (amounts in thousands,
                                                                          except per share amounts)

Revenue:
  Telecommunication services                                     $         8,107       $         8,803
  Telecommunication licensing                                                 47                    46
  Direct call provisioning                                                   920                   506
  Voice print                                                                115                   380
                                                                 -----------------     --------------------
      Total revenue                                                        9,189                 9,735

Expenses:
  Operating costs and expenses
    Telecommunications services                                            4,098                 3,963
    Direct call provisioning                                                 860                   482
    Voice print                                                               15                    33
                                                                 -----------------     --------------------
        Total operating costs and expenses                                 4,973                 4,478
  Selling, general, and administrative                                     2,153                 1,863
  Research and development                                                   482                   582
  Depreciation and amortization                                            1,988                 2,148
                                                                 =================     ====================
        Total expenses                                                     9,596                 9,071

        Operating income (loss)                                             (407)                  664

Interest expense                                                            (236)                 (270)
                                                                 -----------------     --------------------

        Earnings (loss) before income taxes                                 (643)                  394

Income taxes                                                                 257                   (99)
                                                                 -----------------     --------------------

        Net earnings (loss)                                      $          (386)      $           295
                                                                 =================     ====================

Basic earnings (loss) per common share                           $         (0.05)      $          0.03
                                                                 =================     ====================
Diluted earnings (loss) per common share                         $         (0.05)      $          0.03
                                                                 =================     ====================

Weighted average common shares
  outstanding - basic                                                      8,549                 8,449
                                                                 =================     ====================
Weighted average common shares
  outstanding- diluted                                                     8,549                 9,089
                                                                 =================     ====================

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Segment Information

         The Company operates in two business segments; ICS Division and the SpeakEZ Division . Segment information for the three months ended October 31, 1998 and 1997 are as follows:

                                                                     THREE MONTHS ENDED OCTOBER 31, 1998
                                                           ------------------------------------------------------
                                                                           (AMOUNTS IN THOUSANDS)
                                                           INMATE CALLING
                                                              SERVICES                SPEAKEZ              TOTAL
                                                           --------------             -------             -------
                  Revenue from external customers......        $ 9,074                $   115             $ 9,189
                  Operating income (loss)..............            698                 (1,105)               (407)
                  Depreciation and amortization........          1,759                    229               1,988
                  Interest expense.....................             61                    175                 236
                  Segment earnings (loss) before taxes.            637                 (1,280)               (643)

                                                                     THREE MONTHS ENDED OCTOBER 31, 1997
                                                           ------------------------------------------------------
                                                                           (AMOUNTS IN THOUSANDS)
                                                           INMATE CALLING
                                                              SERVICES                SPEAKEZ              TOTAL
                                                           --------------             -------             -------

                  Revenue from external customers......        $ 9,355                $   380             $ 9,735
                  Operating income (loss)..............          1,452                   (788)                664
                  Depreciation and amortization........          1,885                    263               2,148
                  Interest expense.....................            121                    149                 270
                  Segment earnings (loss) before taxes.          1,331                   (937)                394


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